Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

May 12, 2025

Box, Inc.

900 Jefferson Ave.

Redwood City, CA 94063

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Box, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about May 12, 2025, pursuant to which the Company is registering for resale under the Securities Act of 1933, as amended (the “Securities Act”) of (i) up to 266,666 shares of the Company’s 3.0% Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), and (ii) 9,876,494 shares of the Company’s Class A common stock issuable upon conversion of the 266,666 shares of the Series A Convertible Preferred Stock held by the Selling Stockholders (defined herein) as of May 9, 2025 (the “Preferred Conversion Shares”). Collectively the Series A Convertible Preferred Stock and the Preferred Conversion Shares are referred to herein as the “Securities.” The shares of Series A Convertible Preferred Stock were issued to the selling stockholders named in the Registration Statement (the “Selling Stockholders”) in connection with the Investment Agreement dated as of April 7, 2021, by and among the Company and the Selling Stockholders. The Securities may be offered from time to time for resale by the Selling Stockholders of the Company listed in the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including:

(1)	the Registration Statement, including the exhibits thereto;

(2)	the Company’s Amended and Restated Certificate of Incorporation, as amended to date;

(3)	the Company’s Certificate of Designations for the Series A Convertible Preferred Stock;

(4)	the Company’s Amended and Restated Bylaws, as amended to date;

(5)	certain resolutions of the Board of Directors of the Company; and

(6)	such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; and (e) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

AUSTIN BOSTON BOULDER BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO

SALT LAKE CITY SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Box, Inc.

May 12, 2025

Based on such examination, we are of the opinion that:

1.	The Series A Convertible Preferred Stock, has been duly authorized, validly issued, fully paid and nonassessable.

2.

When issued to the holders of Series A Convertible Preferred Stock upon conversion of the Series A Convertible Preferred Stock in accordance with the terms thereof, the Preferred Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and resale of the Series A Convertible Preferred Stock or the Preferred Conversion Shares while the Registration Statement is in effect. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States, the Delaware General Corporation Law.

* * *

Box, Inc.

May 12, 2025

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the prospectus forming a part of the Registration Statement, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion filed as an exhibit thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI Professional Corporation